Exhibit 10.17

Railway Lease Agreement

          Party A: Shanxi Yuci Cereal Reservation Depot
          Party B: Jinzhong Yongcheng Agriculture Trading Co. Limited

          This RAILWAY LEASE AGREEMENT (“Agreement”) is entered into this 15th day of November, 2007 by and between Shanxi Yuci Cereal Reservation Depot (“Party A”) and Jinzhong Yongcheng Agriculture Trading Co. Limited (“Party B”).

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the railway leasing cooperation between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

          Term

          The term of this Agreement (“Term”) is twenty (20) years commencing from December 1, 2007 to November 31, 2027. Upon expiration of the Term, Party B shall have priority in renewing this Agreement.

          Scope and Location

          1.  Party B shall be mainly responsible for freight transportation services through Party A’s special railway line, platform and steel canopy. Party B shall conduct the cereal trading business within the scope regulated by the railway and warehouse departments;

          2.  Party A’s special railway line and platform shall be operated by Party B. The freight section and steel canopy shall become Party B’s place of business.

          Rights and Duties

          a. Rights and Duties of Party A

          1. Party A shall have the right to examine and supervise the business activities of Party B;

          2. Party A shall provide necessary services and support to Party B in the operation process of Party B.

          b. Rights and Duties of Party B

          1. Party B shall strictly comply with all relevant laws and regulations of the People’s Republic of China and its railway department, as well as all relevant policies and regulations established by Party A;

          2. Party B shall have the right to independently conduct business and make business decisions within the scope of Party A’s authorization;

          3. Party B shall actively expand its scope of business, strengthen the internal governance, reduce operating costs, and improve the level of profitability;

          4. Party B shall report and submit all the figures and materials relating to the business activities.

          Lease Fee

          Subject to the terms and conditions of this Agreement, Party B shall pay Party A an annual lease fee of RMB150,000, payable in one lump sum each year.

          Miscellaneous

          This Agreement is executed in two (2) copies with each party holding one copy.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

           Party A: Shanxi Yuci Cereal Reservation Depot (SEAL)
           Party B:   Jinzhong Yongcheng Agriculture Trading Co. Limited (SEAL)